SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2005

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

Mark T. Schwetschenau was appointed to the Company's Board of Directors and designated as a member of the Audit Committee on May 17, 2005. Mr. Schwetschenau is Senior Vice President and Controller of Navistar International Corporation, the parent company for International Truck and Engine Corporation, a manufacturer of commercial trucks and mid-range diesel engines. Previously, he was Vice President and Controller of the same company since 1998. From 1997 to 1998, he was Vice President and General Controller of Borden, Inc., an international food and chemical business, and from 1987 to 1997, he held a number of positions with the Quaker Oats Company, including Vice President, Finance of the Quaker Foods Division. A copy of the Company's press release announcing the election of Mr. Schwetschenau is attached hereto as Exhibit 99.1.

Item 8.01. Other Events

The Company is seeking an amendment and waiver under both its Credit Agreement and Senior Unsecured Term Loan. Specifically, the Company is requesting that the senior lenders extend the required delivery date for its 2004 audited financial statements and 2005 first quarter unaudited financial statements to July 15, 2005. The extension is considered necessary in view of delays in finalizing the previously announced restatements of prior financial statements and completion of the 2004 audit.

Item 9.01 Financial Statements and Exhibits
  Exhibits

99.1 Press release, dated May 23, 2005, announcing the election of Mark T. Schwetschenau to the Company's Board of Directors.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005

Dresser, Inc.

/s/ PATRICK M. MURRAY
Patrick M. Murray

Chairman of the Board and Chief Executive Officer

/s/ JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit No. Description

99.1 Press release, dated May 23, 2005, announcing election of Mark T. Schwetschenau to the Company's Board of Directors.

4